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                                    Exhibit 5

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                    [BRONSON, BRONSON & MCKINNON LETTERHEAD]


                                  May 22, 1995




Board of Directors
Anchor Pacific Underwriters, Inc.
1800 Sutter Street, Suite 400
Concord, California  94520

     Re:  Anchor Pacific Underwriters, Inc. 1994 Stock Option Plan
          --------------------------------------------------------

Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-8 to be filed by Anchor Pacific Underwriters, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 700,000 shares of the Company's Common Stock, $.02 par value, issuable under the Company's 1994 Stock Option Plan. As counsel to the Company, we have examined such questions of law and such corporate records and other documents as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in our opinion these shares have been duly and validly authorized and, when issued and sold in the manner contemplated by the Registration Statement, will be validly issued, fully paid, and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.


                                       Very truly yours,


                                       /s/ Bronson, Bronson & McKinnon


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